Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TARA M. WILLIAMS, derivatively on behalf of PASSAGE BIO, INC.,

Plaintiff,

v.

MAXIME GOWEN, ATHENA COUNTOURIOTIS, SANDIP KAPADIA, SAQIB ISLAM, THOMAS WOIWODE, LIAM RATCLIFFE, and DERRELL PORTER,

Defendants,

and

PASSAGE BIO, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2023-0072-JTL

notice of pendency AND PROPOSED settlement of
STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING,
AND RIGHT TO APPEAR

TO:	ALL CURRENT STOCKHOLDERS of PASSAGE BIO, INC.

(TICKER: PASG)

IF YOU HOLD COMMON STOCK OF PASSAGE BIO, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by a stockholder of Passage Bio, Inc. (“Passage” or the “Company”) asserting claims derivatively on behalf of the Company; (ii) the proposed settlement of the Action (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise, Settlement and Release dated December 13, 2023 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on March 4, 2024, at 1:30 p.m., before the Court at the Court of Chancery Courthouse, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 (the “Settlement Hearing”). The purposes of the Settlement Hearing are to determine whether the Court should: (i) approve the proposed Settlement as fair, reasonable and adequate; (ii) dismiss the Action with prejudice; (iii) enter an Order and Final Judgment approving the Settlement; (iv) approve a petition for an award of attorneys’ fees and expenses to Plaintiff’s counsel in the Action; (v) approve a petition for a service award to Plaintiff; and (vi) hear and determine any objections to the Settlement, Plaintiff’s counsel’s petition for attorneys’ fees and expenses, or to Plaintiff’s petition for a service award.

The Court directed that this Notice be mailed to you because Passage’s records indicate that you are a Stockholder of Passage. The Court has directed us to send you this Notice because you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this Action generally affects your legal rights. The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Action, and the Court has not yet decided whether to approve the Settlement.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE RELEASED CLAIMS (as DEFINED BELOW).

The Stipulation was entered into as of December 13, 2023 by and among Plaintiff Tara M Williams (“Plaintiff”); Defendants Maxime Gowen, Athena Countouriotis, Sandip Kapadia, Saqib Islam, Thomas Woiwode, Liam Ratcliffe, and Derrell Porter (collectively, “Defendants”); and Nominal Defendant Passage. Plaintiff, Defendants, and Passage are collectively referred to herein as the “Parties.”

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.           The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of the Company’s stockholders.

2.           In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3.           As described more fully below, current stockholders have the right to object to the proposed Settlement, the application by Plaintiff’s counsel for an award of fees and expenses and Plaintiff’s application for a service award. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable J. Travis Laster on March 4, 2024, at 1:30 p.m., Court of Chancery Courthouse, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 or as may be undertaken via a remote proceeding such as Zoom or by telephone. At the Settlement Hearing, the Court will: (a) determine whether the proposed Settlement should be approved as fair, reasonable and adequate; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment as provided in the Stipulation and dismiss the Action with prejudice, thereby extinguishing and releasing the Released Claims; (c) determine whether and in what amount an award of attorneys’ fees (including expenses) should be paid to Plaintiff’s Counsel; (d) determine whether and in what amount a service award should be paid to Plaintiff; (e) hear and determine any objections to the Settlement, Plaintiff’s Counsel’s petition for attorneys’ fees (including expenses), or Plaintiff’s petition for a service award; and (e) rule on any other matters the Court may deem appropriate.

4.           The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiff’s counsel for an award of attorney’s fees and expenses and/or Plaintiff’s application for a service award, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THIS LITIGATION.

5.           On April 22, 2022, Plaintiff served a demand to inspect the Company’s books and records pursuant to 8 Del. C. § 220 (the “Section 220 Demand”);

6.           On August 26, 2023, Plaintiff filed an action in this Court to enforce the Section 220 Demand, captioned Williams v. Passage Bio, C.A. 2022-0762-JTL (Del. Ch.) (the “220 Action”);

7.           On January 24, 2023, Plaintiff dismissed the 220 Action and filed a Verified Stockholder Derivative Complaint (the “Complaint”) in this Court, purportedly on behalf of Passage and against the Defendants. The Complaint alleges that the Defendants breached their fiduciary duty of loyalty by granting and accepting allegedly excessive and unfair compensation in each of 2020 and 2021;

8.           Since the filing of the Action, the Parties have engaged in arm’s-length negotiations, through counsel, to attempt to reach a settlement of the claims asserted by Plaintiff in the Action.

9.           In order to avoid the uncertainty of litigation, possible appeals, and further legal expenses, the Parties desire to end the Action, and to compromise and settle the Action in its entirety.

10.         On September 6, 2023, after months of negotiations, Plaintiff and Defendants reached an agreement in principle to settle all of the claims asserted in the Action on the terms set forth in Exhibit A to the Stipulation and detailed below.

11.         The Parties executed the Stipulation on December 13, 2023.

WHAT ARE THE TERMS OF THE SETTLEMENT?

12.         Set forth below is a summary of the principal terms of the proposed Settlement, as agreed to by the Parties, subject to the approval of the Court. The following statements are a summary, and reference is made to the Stipulation and Exhibit A thereto, which are publicly available, for a full and complete statement of the terms of the Settlement.

13.         In consideration for the full settlement and release of the Released Claims (as defined below), and subject to the terms and conditions set forth in the Stipulation, Defendants shall implement within ten (10) days of entry of Final Judgment and maintain until at least December 31, 2027 the following Corporate Governance Reforms (the “Reforms”), which are fully set forth in Exhibit A to the Stipulation:

a.	The Company shall adopt a written Non-Employee Director Compensation Policy (the “Director Compensation Policy”) governing the compensation to be received by each non-employee director of the Company, which shall be approved by the Passage board of directors (the “Board”) and publicly filed.

b.	The Director Compensation Policy shall include the following provisions limiting annual overall director compensation:

i.	For continuing directors, total average annual non-employee director compensation (i.e., cash and equity value) shall not exceed the 62.5th percentile of the Company’s peer group.

ii.	For new directors, total average non-employee director cash compensation shall not exceed the 62.5th percentile of the Company’s peer group, which shall be determined in accordance with the provisions in Paragraph 3. New directors shall also be entitled to receive a one-time equity award, the value of which shall be no greater than 2.0x the annual equity grant awarded to continuing directors in that year.

iii.	While the Company’s market capitalization is below $100 million, the total average annual compensation of the Company’s continuing non-employee directors shall not exceed $125,000. This limit shall not apply to new directors.

c.	The Director Compensation Policy shall also include the following provisions:

i.	The Compensation Committee will annually retain a compensation consultant to conduct an analysis of non-employee director compensation at peer companies and annually review Passage’s peer group. The consultant shall provide the Compensation Committee with a written report of its analysis and make recommendations concerning adjustments to the peer group and the levels of compensation paid to the Company’s non-employee directors. A summary of the Compensation Committee’s review of the consultant’s analysis and recommendations shall be reflected in the Compensation Committee’s minutes.

ii.	Constituents of the peer group shall be determined on an annual basis and shall be limited to companies with market capitalizations 0.4-2.25x that of the Company’s, except that while Passage’s market cap is below $250 million, the constituents of the peer group may have market capitalizations .333-3x that of the Company’s. If a peer company falls outside of the required market cap range, the peer shall be excluded from the peer group.

iii.	If the consultant recommends removal of a peer company from the peer group for any reason, the peer shall be removed from the peer group.

iv.	The Compensation Committee shall evaluate non-employee director compensation on an annual basis and make a recommendation to the Board, even if (1) the consultant is not requesting a compensation adjustment, modification, update or new award that year and/or (2) the Compensation Committee determines that it will not adjust, modify, or update the directors’ compensation or make a new award that year. A summary of the Board’s review of the Compensation Committee’s recommendation shall be reflected in the Board minutes where such recommendation was discussed.

d.	The initial and annual equity grants awarded to Passage’s non-employee directors shall only be issued in terms of value.

e.	The Compensation Committee Charter will be amended to include a provision requiring that the Compensation Committee consist of at least three independent Board members, rather than the two independent members currently required.

f.	The Company shall disclose in its annual proxy statement:

i.	The constituents of the Company’s peer group and relevant financial and business metrics of each constituent, including market capitalizations.

ii.	A reasonably detailed description of the methodology for determining and approving the Company’s peer group.

iii.	The identity of the Company’s compensation consultant and any formal recommendation made by the compensation consultant.

iv.	A description of the amended and/or revised compensation program, including the Director Compensation Policy, as set forth in this agreement. This shall include the fact that initial and annual equity grants are now issued in terms of value.

v.	Any compensation paid to non-employee directors outside of its director compensation policy.

14.         Defendants shall pay, or shall cause to be paid, the reasonable and necessary costs and expenses incurred in providing this Notice to the Public Stockholders (the “Notice Costs”).

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

15.         The Settlement set forth in the Stipulation reflects the results of the Parties’ negotiations and the terms of the Stipulation, and an agreement-in-principle was reached only after arm’s-length negotiations.

16.         Plaintiff and Plaintiff’s Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Plaintiff’s agreement to settle the Action is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims. However, Plaintiff and Plaintiff’s Counsel also recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action through trial and possible appeals, and took these factors into account.

17.         Plaintiff believes that the Released Claims had merit when filed and continue to have merit, and Plaintiff is settling the Released Claims because Plaintiff believes that the Settlement will provide substantial value to the Company and its stockholders. Plaintiff has concluded that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined in the Stipulation.

18.         In light of the changes to Passage’s practices and procedures for non-employee director compensation, and on the basis of information available to them, including publicly available information, Plaintiff and Plaintiff’s Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Passage. The Settlement provides the needed changes to the Company’s non-employee director compensation practices and procedures without the risk that continued litigation could result in obtaining similar or lesser relief after continued extensive and expensive litigation, including trial and possible appeals, the outcome of which is inherently uncertain.

19.         Defendants have denied, and continue to deny, that they have committed or threatened to commit any violations of law, breaches of duty, breaches of contract, or other wrongdoing toward the Company, Plaintiff, or anyone else concerning any of the claims, allegations, or requests for relief set forth in the complaints filed in this Action. Defendants have agreed to the Settlement solely because they consider it desirable that the claims against them in the Action be settled and dismissed with prejudice in order to, among other things, (i) avoid the substantial expense, inconvenience and distraction of continued litigation, and (ii) avoid any possibility of a finding of liability, however remote, and finally put to rest the claims asserted against the Defendants in the Action.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

20.         If the Settlement is approved, the Court will enter a Final Order and Judgment (“Judgment”) approving the Settlement in accordance with the Stipulation, at which time the Action will be dismissed with prejudice on the merits. The first date by which such order is finally affirmed on appeal or is no longer subject to appeal, and the time for any petition for re-argument, appeal or review, by leave, writ of certiorari, or otherwise, has expired, constitutes “Final Approval.” Upon receipt of Final Approval, and subject to the conditions set forth in the Stipulation, the following releases will occur:

Stipulation §5.1.         Upon the Effective Date (defined in §23, infra), the Releasing Persons (defined below) shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims (defined below) against the Individual Defendants and each and all of the Released Persons; provided, however, that such release shall not affect any claims or impair or restrict the rights of any of the Parties to enforce the terms of this Stipulation.

Stipulation §5.2.         Upon the Effective Date, the Released Persons (defined below) and Passage, along with their predecessors, successors and assignees, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims (defined below)), arising out of, or relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against Plaintiff and Plaintiff’s Counsel, and their predecessors, successors and assignees; provided, however, that such release shall not affect any claims or impair or restrict the rights of any of the Parties to enforce the terms of this Agreement.

Releasing Persons. Releasing Persons means Plaintiff (both individually and derivatively on behalf of Passage), any other Passage stockholder, Plaintiff’s Counsel, and Passage.

Released Claims. Released Claims means any and all claims which are or were alleged, asserted, set forth, or claimed in the Action; or which arise out of, or are based upon, any of the allegations, transactions, facts, matters, events, disclosures, occurrences, statements, acts or omissions alleged in or referred to in the Action, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined herein), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, and that could have been alleged, asserted, set forth, or claimed in the Action or in any other action, court (whether state or federal), tribunal, forum or proceeding, including without limitation (i) any compensation paid by Passage to its non-employee directors in fiscal years 2020 and 2021; (ii) any non-employee director compensation plan, policies, guidelines, or processes that were used to determine non-employee director compensation for fiscal years 2020 and 2021; and (iii) any decision of the Company’s directors related to the foregoing; provided, however, that it is understood that Released Claims and any release provided by this Settlement shall not include any claims to enforce the Settlement.

Released Persons. Released Persons means the Individual Defendants and their predecessors, successors, assignees, subsidiaries, affiliates, agents, attorneys, insurers, and each of their past or present officers, directors, and employees.

Unknown Claims. Unknown Claims means any Released Claim(s) that Plaintiff or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties and all Releasing Persons shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties agree and acknowledge that this waiver is an essential term of the Agreement, without which the consideration given herein would not have been given by the Parties.

21.         Upon entry of the Judgment, Defendants and the Company, fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting all claims (including Unknown Claims), arising out of, or relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against the Releasors. For the avoidance of doubt, notwithstanding anything to the contrary herein, nothing in this Stipulation is intended to release, and nothing herein shall operate as a release of, any (i) rights, claims or actions that Passage or any Defendant may have against any insurer for payment of the Settlement amount or (ii) rights, claims or actions that Passage or any of the Defendants may have with respect to any insurance policy implicated by the Action.

22.         Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the actions other than those incident to the Settlement. Except as necessary to pursue the Settlement and determine a fee award, pending final determination of whether the Stipulation should be approved, all Parties to the Action (including Plaintiff, the Defendants, and Passage) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of Passage, or in any other capacity, any action or other proceeding asserting any Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Amount or Service Award.

23.         “Effective Date” means the date that the Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final.

HOW WILL THE ATTORNEYS BE PAID?

24.         Defendants acknowledge and agree that Plaintiff’s Counsel is entitled to a fee award. Subject to the terms and conditions of the Stipulation and any Order of the Court, Passage has agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel in an amount of $390,000 (the “Fee and Expense Amount”), subject to approval by the Court or the Delaware Supreme Court.

25.         Plaintiff’s Counsel also intend to apply to the Court for a special award to Plaintiff for the time and expenses she expended in the prosecution of the Action of up to fifteen hundred dollars ($1,500) to be payable from the fees and expenses the Court awards to Plaintiff’s Counsel in connection with the Fee and Expense Application (the “Service Award Application”). Defendants and Passage will not object to or otherwise take any position on the Service Award Application.

26.         Any award to Plaintiff’s Counsel for fees and expenses and any service award to Plaintiff shall be determined by the Court.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

27.         The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster on March 4, 2024, at 1:30 p.m., Court of Chancery Courthouse, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, or as may be undertaken via a remote proceeding such as Zoom or by telephone. Any current stockholder who objects to the Settlement, the application for the Fee and Expense Amount by Plaintiff’s Counsel, or Plaintiff’s Service Award, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon, or the allowance of fees and expenses to Plaintiff’s Counsel, or otherwise be heard with respect to the matters considered at the Settlement Hearing unless, no later than twenty (20) calendar days before the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery Courthouse, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, the following: (a) proof of ownership of the Company’s stock as of the Notice Record Date and continuously to the present; (b) a written and signed notice of the Objector’s intention to appear, which states the name, address and telephone number of the Objector and, if represented, his, her, or its counsel; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. Any such filings with the Court must also be served upon each of the following counsel (by e-service, hand, or overnight mail) such that they are received no later than twenty (20) calendar days prior to the Settlement Hearing:

Seth D. Rigrodsky

Gina M. Serra

Herbert Mondros

RIGRODSKY LAW, P.A.

300 Delaware Avenue, Suite 210

Wilmington, DE 19801

(302) 295-5310

sdr@rl-legal.com

hwm@rl-legal.com

gma@rl-legal.com

Counsel for Plaintiff

Susan W. Waesco (#4476)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 N. Market Street, 16th Floor

Wilmington, DE 19801

Counsel for Defendants

28.         Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Settlement and the application for attorneys’ fees (including expenses) and an incentive award to Plaintiff in the Action or any other proceeding, and will otherwise be bound by the Order and Final Judgment to be entered and the releases to be given. Passage Stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

29.         This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center (formerly New Castle County Courthouse), 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel: Seth D. Rigrodsky, Gina M. Serra, Herbert Mondros, RIGRODSKY LAW, P.A., 300 Delaware Avenue, Suite 210, Wilmington, DE 19801, (302) 295-5310.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

Dated: December 27, 2023	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE